UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 30, 2003
(Date of Report)

NEORX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

300 Elliott Avenue West, Suite 500, Seattle, Washington 98119-4007
(Address of principal executive offices) (Zip Code)

(206) 281-7001
(Registrant’s telephone number, including area code)

Item 5.                              Other Events

On June 30, 2003, NeoRx Corporation announced that it named Jack L. Bowman as Chief Executive Officer of the Company and Karen Auditore-Hargreaves as Chief Operating Officer of the Company, effective immediately.  Douglass B. Given, MD, PhD, who served as President, Chief Executive Officer and Director of the Company resigned from those positions.  See press release attached as Exhibit 99.1.

NeoRx Corporation announced on July 1, 2003, that the Company has submitted a plan for its proposed STR pivotal clinical trials to the FDA.  See press release attached hereto as Exhibit 99.2.

Item 7.                              Exhibits

99.1                           Press release dated June 30, 2003

99.2                           Press release dated July 1, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEORX CORPORATION

Dated: July 2, 2003	By	/s/ MELINDA G. KILE
Melinda G. Kile
V-P, Finance